Exhibit 99.1

News Release	Acuity Brands, Inc. 1170 Peachtree Street, NE Suite 2400 Atlanta, GA 30309 Tel: 404 853 1400 Fax: 404 853 1430 AcuityBrands.com

Company Contact:

Dan Smith

Acuity Brands, Inc.

(404) 853-1423

Acuity Brands Reports First Quarter Results

ATLANTA – January 8, 2008 – Acuity Brands, Inc. (NYSE: AYI) today announced results for the first quarter of fiscal 2008, including a 37 percent increase in adjusted diluted earnings per share (EPS) from continuing operations to $0.93 compared with $0.68 for the prior year period. Adjusted diluted EPS for the first quarter of fiscal 2008 excludes a $14.6 million pre-tax special charge, or $0.21 per diluted share, as explained below. Net sales for the first quarter of fiscal 2008 increased 6.6 percent to a record $508.9 million compared with $477.6 million for the year-ago period. The results for both periods exclude the specialty chemicals business, which was spun off to the shareholders of Acuity Brands on October 31, 2007 as Zep Inc. The historical results of the specialty chemicals business are now reported in discontinued operations of the Company.

Vernon J. Nagel, Chairman, President, and Chief Executive Officer of Acuity Brands said, “We are very pleased to report record quarterly results from continuing operations excluding the special charge for the first quarter. This is our 11th quarter in a row of quarter-over-quarter record results. Our strong first quarter performance reflects the benefits from programs implemented to create greater value for our customers, to invest in our associates to be more customer-focused and productive, and to more effectively deploy our assets to generate greater returns for our stakeholders.”

Income from continuing operations in the first quarter of fiscal 2008, which includes the special charge, was $30.9 million, or $0.72 per diluted share, compared to the prior year’s first quarter income from continuing operations of $29.5 million, or $0.68 per diluted share. The $14.6 million ($0.21 per diluted share) special charge included in fiscal 2008 first quarter income from continuing operations is related to recent and planned actions to streamline and simplify the Company’s organizational structure and

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operations as a result of the spin-off of Zep Inc, including eliminating most of the corporate office space. The Company expects to realize annual cost savings of approximately $14 million as a result of its reorganization efforts. While the Company expects to realize benefits from a more simplified organization throughout the remainder of fiscal 2008, the full benefits are expected to be realized beginning in the first quarter of fiscal 2009.

The year-over-year increase in net sales reflects a more favorable mix of products sold and more favorable pricing as well as unit volume growth in shipments of non-residential lighting fixtures, partially offset by a decline in sales of residential fixtures and related products. Additionally, net sales from the recent acquisition of Mark Architectural Lighting contributed 1.2 percentage points of year-over-year growth in net sales.

Operating profit for the first quarter of fiscal 2008 was $54.9 million, or 10.8 percent of net sales. Excluding the special charge, adjusted operating profit for the first quarter of fiscal 2008 was $69.5 million, or 13.7 percent of net sales. The year-over-year 250 basis point improvement in the adjusted operating profit margin was due primarily to a better mix of products sold driven by new products, more favorable pricing, incremental profit contribution on unit volume growth, and improved productivity.

Acuity Brands completed the spin-off of Zep Inc. (the business formerly known as Acuity Specialty Products) on October 31, 2007. Therefore, the Company reflects the results of Zep Inc. as a discontinued operation reported as a one-line item on the income statement. For the first quarter of fiscal 2008, the Company reported income from discontinued operations of $0.1 million, or effectively no impact on diluted earnings per share, compared to the prior year’s first quarter income of $4.1 million, or $0.09 per diluted share. Income from discontinued operations for the first quarter of fiscal 2008 includes non-tax-deductible spin-off costs of $5.5 million, or $0.13 per diluted share, primarily for legal and professional fees.

Including the results of discontinued operations, the Company reported first quarter fiscal 2008 diluted earnings per share of $0.72, or $31.1 million of net income, compared to $0.77 diluted earnings per share in the first quarter of fiscal 2007, or $33.6 million of net

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income. Reported earnings for the first quarter of fiscal 2008 includes the special charge of $0.21 per diluted share.

Cash and cash equivalents at the end of the first fiscal quarter totaled $201.7 million, a decrease of $12.0 million from the $213.7 million at the beginning of the fiscal year. During the first quarter, the Company repurchased approximately two million shares of outstanding common stock at a cost of $93.1 million. The use of cash for stock repurchases was partially offset by a $62.5 million cash dividend received from Zep Inc. prior to the spin-off.

Outlook

Mr. Nagel commented, “While we anticipate that the second quarter will once again be challenging due primarily to normal seasonal factors, including inconsistent customer demand and the potential for inventory rebalancing by certain customers, we believe that our consolidated first quarter results support our positive performance expectations for 2008. Additionally, our backlog at the end of the first quarter was $171 million, a 7 percent increase over the prior year, and incoming order rates for lighting fixtures, while sometimes inconsistent, continue to be encouraging.

“Overall, we remain positive about our performance for the remainder of fiscal 2008. Clearly, certain of our markets are experiencing economic headwinds that will influence demand. However, we believe we can drive profitable growth by providing our customers with superior value through ongoing programs to enhance service, improve product quality, and accelerate the introduction of new, innovative and energy-efficient products and services, while maintaining our disciplined approach to pricing. In addition, results going forward should benefit from previous price increases and our on-going initiatives to improve productivity and contain costs, including expected savings from reorganization efforts associated with the special charge taken this quarter. Based on current order rates and third-party projections of construction activity, we also anticipate continued positive unit volume growth in key areas of the non-residential construction market through the remainder of the fiscal year.

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“While we are positive about our future prospects, we, of course, are not without challenges in 2008. We continue to monitor economic factors such as costs for energy, raw materials and components; the uncertainty caused by the potential for more strict lending standards for commercial projects; the potential for a slowing U.S. economy, which could impact the pace of growth in non-residential construction; the potential economic repercussions that could result from instability caused by worldwide political events; the risk for changes in competitive pricing dynamics; and the impact of the significant decline in the residential housing market. However, all this notwithstanding, we believe that we are positioned to continue to prosper because of benefits from our intense focus on expanding our industry-leading, energy-efficient product portfolio, providing our customers with unparalleled service, improving company-wide productivity, and further penetration of growing markets such as lighting renovation. As such, we expect to meet or exceed our longer-term financial goals including operating margin expansion, earnings growth, and cash flow generation.”

Please see the Company’s Form 10-Q to be filed with the Securities and Exchange Commission by the end of day on Wednesday for more information on fiscal 2008 first quarter results. You may access the 10-Q through the Company’s website at www.acuitybrands.com.

Non-GAAP Financial Measures

Acuity Brands’ management included in the above news release the terms “adjusted diluted EPS”, “adjusted operating profit”, and “adjusted operating profit margin” which are non-GAAP financial measures provided to enhance the user’s overall understanding of the Company’s current financial performance and prospects for the future. Specifically, management believes the non-GAAP financial measures provide useful information to investors by excluding or adjusting certain items affecting reported operating results that were unusual and not indicative of the Company’s core operating results. The non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP. The most directly comparable GAAP measures for adjusted diluted EPS, adjusted operating profit, and adjusted operating profit margin are “diluted EPS from continuing operations”, “operating profit”, and “operating profit margin”, respectively, all of which include the

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impact of special items. The non-GAAP financial measures included in this news release have been reconciled to the nearest GAAP measure.

Conference Call

As previously announced, the Company will host a conference call to discuss first quarter results today at 10:00 a.m. ET. Interested parties may listen to this call live today or hear a replay at the Company’s Web site: www.acuitybrands.com.

Acuity Brands, Inc. owns and operates Acuity Brands Lighting. With fiscal year 2007 net sales of approximately $2.0 billion, Acuity Brands Lighting is one of the world’s leading providers of lighting fixtures and related services and includes brands such as Lithonia Lighting®, Holophane®, Peerless®, Mark Architectural Lighting®, Hydrel®, American Electric Lighting®, Gotham®, Carandini®, SpecLight®, MetalOptics®, Antique Street Lamps™, and Synergy Lighting Controls®. Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 7,000 associates and has operations throughout North America and in Europe and Asia.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as “expects,” “believes,” “intends,” “anticipates,” “may,” and similar terms that relate to future events, performance, or results of the Company and specifically include statements regarding the realization of annual cost savings of approximately $14 million as a result of its reorganization efforts, the timing of the realization of cost savings, and performance expectations for fiscal 2008. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management’s present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company. Please see

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the other risk factors more fully described in the Company’s SEC filings including the Form 10-K filed with the Securities and Exchange Commission on October 30, 2007. A variety other risks and uncertainties are discussed in the Company’s filings with the SEC, including the risks discussed in Part I, “Item 1a. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2007. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

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ACUITY BRANDS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per-share data)

	NOVEMBER 30, 2007	AUGUST 31, 2007
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$201,709	$213,674
Accounts receivable, less reserve for doubtful accounts of $1,669 at November 30, 2007 and $1,361 at August 31, 2007	284,531	295,544
Inventories	146,881	146,536
Deferred income taxes	20,704	14,773
Prepayments and other current assets	35,357	38,853
Current assets related to discontinued operations	—	158,182

Total Current Assets	689,182	867,562

Property, Plant, and Equipment, at cost:
Land	9,359	9,286
Buildings and leasehold improvements	123,904	121,327
Machinery and equipment	317,861	314,030

Total Property, Plant, and Equipment	451,124	444,643
Less—Accumulated depreciation and amortization	289,213	282,632

Property, Plant, and Equipment, net	161,911	162,011

Other Assets:
Goodwill	353,776	352,945
Intangible assets	117,985	118,774
Deferred income taxes	3,274	1,731
Defined benefit plan intangible assets	2,587	2,587
Other long-term assets	19,358	22,274
Long-term assets related to discontinued operations	—	89,983

Total Other Assets	496,980	588,294

Total Assets	$1,348,073	$1,617,867

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$189,263	$210,402
Accrued compensation	30,562	64,147
Accrued pension liabilities, current	1,268	1,268
Other accrued liabilities	130,961	109,944
Current liabilities related to discontinued operations	—	84,635

Total Current Liabilities	352,054	470,396
Long-Term Debt	363,892	363,877

Accrued Pension Liabilities, less current portion	22,174	22,043

Deferred Income Taxes	24,255	17,437

Self-Insurance Reserves, less current portion	9,461	8,657

Other Long-Term Liabilities	50,059	44,167

Long-Term Liabilities related to discontinued operations	—	19,324

Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 49,464,269 issued and 41,395,669 outstanding at November 30, 2007; and 49,323,225 issued and 43,314,625 outstanding at August 31, 2007	495	493
Paid-in capital	616,096	611,701
Retained earnings	265,087	313,850
Accumulated other comprehensive loss items	(18,601)	(9,513)
Treasury stock, at cost, 8,068,600 shares at November 30, 2007 and 6,008,600 at August 31, 2007	(336,899)	(244,565)

Total Stockholders’ Equity	526,178	671,966

Total Liabilities and Stockholders’ Equity	$1,348,073	$1,617,867

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ACUITY BRANDS, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In thousands, except per-share data)

	THREE MONTHS ENDED NOVEMBER 30
	2007	2006
Net Sales	$508,865	$477,617
Cost of Products Sold	305,676	297,167

Gross Profit	203,189	180,450
Selling, Distribution, and Administrative Expenses	133,646	126,938
Special Charge	14,638	—

Operating Profit	54,905	53,512
Other Expense (Income):
Interest expense, net	6,993	8,067
Miscellaneous (income) expense, net	(309)	257

Total Other Expense	6,684	8,324

Income from Continuing Operations before Provision for Income Taxes	48,221	45,188
Provision for Income Taxes	17,296	15,685

Income from Continuing Operations	30,925	29,503
Income from Discontinued Operations, net of tax of $2,799 at November 30, 2007 and $2,450 at November 30, 2006	147	4,064

Net Income	$31,072	$33,567

Earnings Per Share:
Basic Earnings per Share from Continuing Operations	$0.74	$0.70
Basic Earnings per Share from Discontinued Operations	$0.00	$0.10

Basic Earnings per Share	$0.74	$0.80

Basic Weighted Average Number of Shares Outstanding	41,783	42,204

Diluted Earnings per Share from Continuing Operations	$0.72	$0.68
Diluted Earnings per Share from Discontinued Operations	$0.00	$0.09

Diluted Earnings per Share	$0.72	$0.77

Diluted Weighted Average Number of Shares Outstanding	42,936	43,732

Dividends Declared per Share	$0.15	$0.15

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ACUITY BRANDS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	THREE MONTHS ENDED NOVEMBER 30
	2007	2006
Cash Provided by (Used for) Operating Activities:
Net income	$31,072	$33,567
Less: Income from Discontinued Operations	147	4,064

Income from Continuing Operations	30,925	29,503
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	8,376	7,862
Excess tax benefits from share-based payments	(610)	(7,814)
(Gain)/Loss on the sale or disposal of property, plant, and equipment	(47)	3
Deferred income taxes	(656)	1,006
Other non-cash items	1,374	1,678
Change in assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	11,013	38,692
Inventories	(345)	2,251
Prepayments and other current assets	3,496	(7,834)
Accounts payable	(21,139)	(28,781)
Other current liabilities	(16,407)	3,707
Other	10,384	2,596

Net Cash Provided by Operating Activities	26,364	42,869

Cash Provided by (Used for) Investing Activities:
Purchases of property, plant, and equipment	(6,345)	(6,823)
Proceeds from sale of property, plant, and equipment	86	10

Net Cash Used for Investing Activities	(6,259)	(6,813)

Cash Provided by (Used for) Financing Activities:
Repayments of long-term debt	(2)	—
Employee stock purchase plan issuances	239	239
Stock options exercised	1,248	12,706
Repurchases of common stock	(93,112)	(29,958)
Excess tax benefits from share-based payments	610	7,814
Dividend received from Zep Inc.	62,500	—
Dividends paid	(6,417)	(6,483)

Net Cash Used for Financing Activities	(34,934)	(15,682)

Cash flows from Discontinued Operations:
Net Cash Provided by (Used for) Operating Activities	799	(5,415)
Net Cash Used for Investing Activities	(410)	(912)
Net Cash Provided by Financing Activities	970	27

Net Cash Provided by (Used for) Discontinued Operations	1,359	(6,300)

Effect of Exchange Rate Changes on Cash	1,505	(1)

Net Change in Cash and Cash Equivalents	(11,965)	14,073
Cash and Cash Equivalents at Beginning of Period	213,674	88,648

Cash and Cash Equivalents at End of Period	$201,709	$102,721

Supplemental Cash Flow Information:
Income taxes paid during the period	$14,751	$2,306
Interest paid during the period	$10,936	$10,391

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ACUITY BRANDS, INC.

Reconciliation of Continuing Operations GAAP to Non-GAAP Measures

($ in thousands, except Diluted EPS)

	THREE MONTHS ENDED November 30
	2007		2006
		% of Sales		% of Sales
Net Sales	$508,865		$477,617

Operating Profit (GAAP)	$54,905	10.8%	$53,512	11.2%
Add-back: Special Charge	14,638	2.9%	—	—

Adjusted Operating Profit (Non-GAAP)	$69,543	13.7%	$53,512	11.2%

Diluted Earnings Per Share from Continuing Operations (GAAP)	$0.72		$0.68
Add-back: Special Charge	$0.21		—

Adjusted Diluted Earnings Per Share from Continuing Operations (Non-GAAP)	$0.93		$0.68